Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LIPPERT ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE FURRION HOLDINGS LIMITED

Elkhart, Indiana – August 4, 2021 - LCI Industries (NYSE: LCII) (the “Company”) today announced that its wholly-owned subsidiary, Lippert Components, Inc. (“Lippert”), a supplier of a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and transportation product markets, and the related aftermarkets of those industries, has entered into a definitive agreement to acquire Furrion Holdings Limited (“Furrion”), a leading distributor of a large range of appliances and other products to OEMs and aftermarket customers in the recreational vehicle, specialty vehicle, utility trailer, horse trailer, marine, transit bus, and school bus industries. Furrion’s forecasted 2021 sales are approximately $230 million. The transaction is expected to close in the third quarter of this year, subject to customary closing conditions, including regulatory approval.

“We are very excited to welcome Furrion to the Lippert family,” said Jason Lippert, President and CEO of Lippert. “Our organizations got to know each other very well during our partnership in which Lippert sold Furrion appliances and electronic products to OEMs and aftermarket customers throughout the United States and Canada. Furrion has a strong management team led by CEO Darren Ho and Chief Technology Officer Steve Bell, along with Furrion’s innovative R&D and engineering teams in Hong Kong, the United States, and mainland China. I believe the two companies can do great things together, and I look forward to seeing how we can innovate products to transform the industries we serve.”

With headquarters in Hong Kong, China, and Elkhart, Indiana, Furrion has become a premier supplier of appliance, appliance accessories, and audio-visual products since entering the RV industry in 2007 and is best known for innovating new appliance products and introducing state-of-the-art camera technology. Furrion’s robust catalog of electronics and appliances complement Lippert’s OEM product roadmap by adding audio-visual components, observation camera systems, a full range of kitchen appliances, and energy and power management systems that will allow Lippert to offer an even-more widespread range of products to the industry. In addition to supplying OEMs, Furrion has a strong aftermarket business, both online and in-store, contributing over 30% of its revenues, and Furrion's products are featured in many RV dealerships across the United States. Lippert’s plan is to use its existing relationships to expand Furrion’s distribution of products into its sales channels, including RV, marine, Europe, and adjacent industries, as well as the aftermarkets of those industries.

Ryan Smith, Group President – North America for Lippert, commented, “Our sales and management teams on both the OEM and Aftermarket sides of the business are familiar with Furrion’s products and business lines, which should make for a smooth transition as we integrate Furrion into the Lippert family following the closing. Lippert’s goal is to inject more resources into research, development, and innovation in order to bring more great products to all of our markets. The runway for our two companies is vast. We believe the estimated total addressable market for Furrion products to be over $1.5 billion in North America alone. Lastly, I want to thank all of the teams at Lippert and Furrion who worked hard over the last several months to help get this transaction to the point of signing a definitive agreement.”

Regarding Lippert’s European and Australian business, Jason Lippert commented, “Furrion will also fit well into Lippert’s strategic global product road map with opportunities to broaden its product offerings through existing

Lippert relationships in these new markets for Furrion. We believe that the European and Australian markets are especially attractive. With Furrion’s talented design and engineering teams, along with Lippert’s strong European leadership teams, we intend to focus on capitalizing on our significant global customer relationships to unlock opportunities in the European and Australian Caravan Industry.”

“Furrion is extremely excited about this opportunity to join the Lippert family,” said Darren Ho, Furrion CEO. “Over the life of the company, everything Furrion has accomplished has been due to its great team members and partners. As we move forward in taking Furrion to the next level, we could not have found a more complementary partner. Our history with Jason, Ryan, and their teams, the culture at Lippert, and its proven track record makes Lippert the perfect partner for us and together we hope to achieve amazing results.”

About LCI Industries

LCI Industries, through its wholly-owned subsidiary, Lippert, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting primarily of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors, and service centers. Lippert's products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; towing products; truck accessories; electronic components; and other accessories. Additional information about Lippert and its products can be found at www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to the expected timing of the closing of the transaction, Furrion's forecasted 2021 sales, expected growth in sales following the transaction, the estimated addressable market, and the expected impact of the proposed transaction on the Company’s operations, markets, prospects, strategies, synergies and efficiencies, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, (i) conditions to the closing of the transaction may not be satisfied; (ii) the transaction may involve unexpected costs, liabilities or delays; (iii) the Company’s business or stock price may suffer as a result of uncertainty surrounding the transaction; (iv) the Company may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; (v) the Company may be unable to successfully integrate Furrion’s operations into its own, or such integration may be more difficult, time consuming or costly than expected; (vi) following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (vii) the outcome of any legal proceedings related to the transaction; (viii) the Company may be adversely affected by other economic, business, and/or competitive factors; (ix) risks that the pending transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending transaction; (x) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all; and (xi) the risks described from time to time in the Company’s reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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